Exhibit 10.2 (b)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

RURAL CELLULAR CORPORATION

RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO 2006 OMNIBUS INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made effective as of May 26, 2006, by and between Rural Cellular Corporation, a Minnesota corporation (the “Company”), and (Director’s Name) (“Nonemployee Director”).

Recitals

A. The Company desires to provide the Nonemployee Director an opportunity to acquire shares of its Class A common stock, par value $.01 per share (the “Shares”), to carry out the purposes of its 2006 Omnibus Incentive Plan (the “Plan”), a copy of which has been made available to Nonemployee Director and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement.

B. The Plan provides that each award is to be evidenced by an agreement, setting forth the terms and conditions of such award.

ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Nonemployee Director hereby agree as follows:

1.  Restricted Stock Award. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to the Nonemployee Director as of the date hereof an award of restricted stock units (“RSUs”) payable upon vesting in (Number of Shares) Shares (the “Award Shares”). For purposes of Section 16 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the grant date for the RSUs shall be the effective date hereof; provided, however, all of Nonemployee Director’s right, title, and interest in and to the RSUs and the Award Shares shall be subject to Section 2 below.

2.  Vesting of RSUs and Award Shares.

(a)  Subject to Sections 2(b), (c), and (d), below, all of Nonemployee Director’s right, title, and interest in and to the Award Shares shall be contingent upon and subject to his continuously serving on the Board of Directors of the Company from the date hereof until the date of the 2007 Annual Meeting of the Shareholders (the “Vesting Period”). At the end of the Vesting Period, and provided that the Nonemployee Director has continuously served on the Board of Directors of the Company for the entire Vesting Period. Nonemployee Director shall be deemed to be fully vested in all of the RSUs and Award Shares.

(b)  In the event the Nonemployee Director ceases to serve on the Board of Directors of the Company prior to the end of the Vesting Period, Nonemployee Director shall forfeit all right, title, and interest in and to the RSUs and Award Shares.

(c)  In the event that the Nonemployee Director ceases to serve on the Board of Directors prior to the end of the Vesting Period because the Nonemployee Director has died or become permanently disabled within the meaning of Section 105(b) (4) of the Internal Revenue Code of 1986, Nonemployee Director shall thereupon become immediately vested in all of the RSUs and Award Shares. The Award Shares will be delivered to the Nonemployee Director, or in the event of the Nonemployee Director’s death, his estate or a person who has acquired the right to the Award Shares by will or by the laws of descent and distribution, as soon as reasonably practicable following such event.

(d)  In the event of a “Change in Control” of the Company as defined in the Plan, Nonemployee Director shall thereupon become immediately vested without restriction in all of the RSUs and Award Shares.

3.  Issuance and Delivery of Certificates for Award Shares. If the RSUs vest pursuant to Section 2 above, the Award Shares will be issued and delivered to the Nonemployee Director six (6) months after the Nonemployee Director terminates his service on the Board of Directors. In the event of the Nonemployee Director’s death after the Vesting Period and before delivery of the Award Shares, the Award Shares will be delivered to the Nonemployee Director’s estate or a person who has acquired the right to the Award Shares by will or by the laws of decent and distribution, as soon as reasonably practicable.

4.  Rights and Restrictions as a Shareholder. Until the vesting of the RSUs and issuance of the Award Shares under Sections 2 and 3 above, Nonemployee Director shall have no voting rights, dividend rights, or other rights as a shareholder with respect to the Award Shares. Prior to delivery of the Award Shares, Nonemployee Director shall not (i) sell, offer to sell, transfer, pledge, or hypothecate any record or beneficial interest in the Award Shares or (ii) grant any irrevocable proxies or irrevocable voting rights with respect to the Award Shares. Upon issuance and delivery of the Award Shares pursuant to Section 3 above, Nonemployee Director (or the person or persons then entitled to the Award Shares or any portion thereof pursuant to Section 2(c) above) shall have full rights as a shareholder with respect to the Award Shares, including the right to transfer ownership of the Award Shares, subject to the restrictions described in Sections 7 and 8 hereof.

5.  Stock Dividends, Stock Splits, and Other Adjustments. During the time that the RSUs are subject to the vesting restrictions set forth in Section 2 above, in the event of any merger, reorganization, consolidation, capitalization, stock dividend, stock split, or other change in corporate structure affecting the Shares, such substitution or adjustment shall be made in the number of Shares subject to this Award (“Adjusted Shares”) as may be determined to be appropriate by the board of directors, in its sole discretion. As used herein, the term “Award Shares” includes any related Adjusted Shares.

6.  Withholding Taxes. Nonemployee Director shall pay on a timely basis all withholding and payroll taxes and/or excise taxes required by law with respect to the Award Shares (collectively, “Withholding Taxes”). The delivery of any Award Shares (or portion thereof) to Nonemployee Director under this Agreement shall be subject to and conditioned upon Nonemployee Director’s payment of all applicable Withholding Taxes.

7.  Investment Representations. Unless a registration statement under the Securities Act of 1933, as amended (and applicable state securities laws), is in effect with respect to the Award Shares on the date of issuance of the Award Shares, Nonemployee Director agrees with, and represents to, the Company that Nonemployee Director is acquiring the Award Shares for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Award Shares. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Award Shares to assure at all times that it will be in compliance with applicable federal and state securities laws.

8.  Legend on Shares Held by Affiliates. If Nonemployee Director is deemed an affiliate of the Company on the date of issuance of the Award Shares, the Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares may contain substantially the following legend:

“The securities evidenced by this certificate were issued to an affiliate of the issuer, and the resale of such securities is subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended, pertaining to shares held by affiliates.”

9.  Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Nonemployee Director for any cost, loss, or expense the Nonemployee Director may incur in connection with, or arising out of any transaction under, this Agreement.

10.  No Guarantee of Future Awards. Nothing in this Agreement shall be construed as giving or denying the Nonemployee Director any rights to receive future awards under the Plan or any other plan of the Company.

11.  Nontransferability. Except as otherwise permitted by the Committee or the Board, the rights of the Nonemployee Director under this Agreement shall not be assigned, transferred, pledged, or otherwise hypothecated by the Nonemployee Director other than by will or the laws of descent and distribution.

12.  Fractional Shares. No fraction of a share shall be deliverable pursuant to this Agreement, but in the event any adjustment hereunder of the number of the Award Shares shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

13.  Complete Agreement, Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and Nonemployee Director with respect to the transactions contemplated hereby. Any modification of the terms of this Agreement must be in writing and signed by each of the parties. In the event that the terms of the Plan and the Agreement are inconsistent, the terms of the Plan shall control.

14.  Governing Law. Any issue related to the formation, execution, performance, and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

15.  Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.

RURAL CELLULAR CORPORATION

Accepted: __________________________ Director’s Name Dated: ____________________________	By: __________________________________ Title: President_________________________